Exhibit 23.1

Thigpen, Jones, Seaton & Co., P.C.

CERTIFIED PUBLIC ACCOUNTANTS

BUSINESS CONSULTANTS

1004 Hillcrest Parkway • P.O. Box 400 • Dublin, Georgia 31040-0400

Tel 478-272-2030 • Fax 478-272-3318 • E-mail tjs@tjscpa.com

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

We have issued our report dated January 10, 2006 for Atlantic Southern Financial Group, Inc. for the year ended December 31, 2005. We consent to the use of the aforementioned report in the Amended Form 10-K of Atlantic Southern Financial Group, Inc.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia

May 2, 2006